Exhibit 99.1

news release

Tenneco Shareholders Approve Proposed Acquisition by Affiliates of Apollo Global Management

Reelection of Directors, Ratification of Auditors also Approved at 2022 Annual Shareholder Meeting

Skokie, IL – June 7, 2022 – Tenneco Inc. (NYSE: TEN) today announced that its shareholders voted to approve Tenneco’s pending acquisition by affiliates of Apollo Global Management, Inc. at Tenneco’s annual meeting of shareholders held earlier today.

As previously announced, this transaction was unanimously approved by Tenneco’s Board of Directors, who recommended that the Company’s shareholders approve the transaction. The transaction is expected to close in the second half of 2022, subject to customary closing conditions and receipt of regulatory approvals.

Shareholders also voted to reelect all director nominees and approved the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2022 and, in an advisory vote, the Company’s executive compensation.

Long-time Board member Jane L. Warner announced her retirement and was recognized for the many contributions made during her 18 years of service.

The final voting results on the proposals voted on at the annual meeting will be set forth in a Form 8-K filed by Tenneco with the U.S. Securities and Exchange Commission.

About Tenneco

Tenneco is one of the world’s leading designers, manufacturers and marketers of automotive products for original equipment and aftermarket customers, with full year 2021 revenues of $18 billion and approximately 71,000 team members working at more than 260 sites worldwide. Through our four business groups, Motorparts, Performance Solutions, Clean Air and Powertrain, Tenneco is driving advancements in global mobility by delivering technology solutions for diversified global markets, including light vehicle, commercial truck, off-highway, industrial, motorsport and the aftermarket.

Visit www.tenneco.com to learn more.

Investors and others should note that Tenneco routinely posts important information on its website and considers the Investor section, www.investors.tenneco.com, a channel of distribution.

Safe Harbor for Forward-Looking Statements

This announcement contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Tenneco or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of Tenneco and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside Tenneco’s control. Actual results and outcomes may differ materially from what is contained in such forward-looking statements as a result of various factors, including, without limitation: (1) the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger; (2) the risk that the Merger Agreement may be terminated in circumstances requiring Tenneco to pay a termination fee; (3) the risk that the Merger disrupts Tenneco’s current plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the Merger on the ability of Tenneco to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (5) the effect of the announcement of the Merger on Tenneco’s operating results and business generally; (6) the amount of costs, fees and expenses related to the Merger; (7) the risk that Tenneco’s stock price may decline significantly if the Merger is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against Tenneco and others; (9) other factors that could affect Tenneco’s business such as, without limitation, cyclical and seasonal nature of the industries that Tenneco serves; foreign operations, especially in emerging regions; changes in currency exchange rates; business disruptions due to public health or safety emergencies, such as the novel strain of coronavirus (“COVID-19”) pandemic; the cost and availability of supplies, raw materials and energy; the effectiveness of Tenneco’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting Tenneco’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting Tenneco’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; the handling of hazardous materials and the costs of compliance with environmental regulations; extreme weather events and natural disasters; and (10) other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be consummated within the expected time period or at all.

If the proposed transaction is consummated, Tenneco’s stockholders will cease to have any equity interest in Tenneco and will have no right to participate in its earnings and future growth. These and other factors are identified and described in more detail in Tenneco’s Annual Report on Form 10-K for the year ended December 31, 2021, as well as Tenneco’s subsequent filings and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on Tenneco’s projections and other forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, Tenneco undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts:
Media inquiries Bill Dawson 847 482-5807 bdawson@tenneco.com	Investor inquiries Linae Golla 847 482-5162 lgolla@tenneco.com